EXHIBIT 1

AGREEMENT TO FILE JOINT SCHEDULE 13D

Each of the undersigned (the “Reporting Persons”), being a record owner or “beneficial owner’ of the common stock on Conn’s Inc. (“Common Stock”), hereby agrees to jointly file a Schedule 13D with respect to their respective holdings of the Common Stock and to include this agreement as an exhibit to such Schedule 13D.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this agreement as of the 16th day of April, 2014.

THE STEPHENS GROUP, LLC

By:	/s/ Ronald M. Clark
Ronald M. Clark Chief Operating Officer & General Counsel

SNOW LAKE HOLDINGS, INC.

By:	/s/ Robert L. Schulte	By:	/s/ Jon E. M. Jacoby
	Robert L. Schulte Director		Jon E. M. Jacoby

SG-1890, LLC
By:	The Stephens Group, LLC
Its Manager

		By:	/s/ Wilton R. Stephens, Jr.
Wilton R. Stephens, Jr.
By:	/s/ Ronald M. Clark
Ronald M. Clark Chief Operating Officer & General Counsel
ARDEN JEWELL STEPHENS 2012 TRUST

By:	/s/ Elizabeth S. Campbell	By:	/s/ Robert L. Schulte
	Elizabeth S. Campbell		Robert L. Schulte Trustee

W. R. STEPHENS III 2012 TRUST		ARDEN JEWELL STEPHENS TRUST DTD 10/20/99

By:	/s/ Robert L. Schulte	By:	/s/ Robert L. Schulte
	Robert L. Schulte Trustee		Robert L. Schulte Trustee

W. R. STEPHENS III TRUST DTD 7/2/01		ELIZABETH CHISUM CAMPBELL 2012 TRUST

By:	/s/ Robert L. Schulte	By:	/s/ Robert L. Schulte
	Robert L. Schulte Trustee		Robert L. Schulte Trustee

SUSAN STEPHENS CAMPBELL 2012 TRUST		CRAIG DOBBS CAMPBELL, JR. 2012 TRUST

By:	/s/ Robert L. Schulte	By:	/s/ Robert L. Schulte
	Robert L. Schulte Trustee		Robert L. Schulte Trustee

ELIZABETH S. CAMPBELL TRUST A

By:	/s/ Robert L. Schulte	By:	/s/ Carol M. Stephens
	Robert L. Schulte Trustee		Carol M. Stephens

*	This agreement to file a joint Schedule 13D was signed pursuant to a Power of Attorney, dated April 16, 2014 and filed by the Reporting Persons with the Securities and Exchange Commission on April 16, 2014, included hereto as Exhibit 2 and incorporated by reference.